Exhibit 10.1

COMMERCIAL LEASE

This Commercial Lease (“Lease”) is entered into as of April 16, 2015, (“Effective Date”) by and between St. Croix Financial Center, Inc., a U.S. Virgin Islands corporation, as the lessor (“Landlord”) and Altisource Asset Management Corporation, a U.S. Virgin Islands corporation, as the lessee (“Tenant”).

Landlord and Tenant agree as follows:

1.0    PREMISES.

1.1    Description of Premises. In consideration of the rents to be paid and the covenants and agreements to be performed by the parties, Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord the following described premises (hereinafter the “Premises”) on St. Croix, U.S. Virgin Islands:

One story wood frame building (“Building”) located on Plot No. 56 of Estate Southgate Farm, consisting of 11.2984 U.S. acres, more or less, East End Quarter “A”, St. Croix, U.S. Virgin Islands, as shown on O.L.G. Drawing No. 4610-A, dated May 15, 1990 (“Land”) together with the use of the sidewalks and parking areas adjacent to the Building, all as shown on the map attached hereto as Exhibit “A” and made a part hereof.

2.0    Use: It is understood and agreed between the parties that the Premises shall be used and occupied for no purpose, without the prior written consent of Landlord, except for:

General Office Use

Landlord shall have the absolute right to approve Tenant's use and occupancy of the Premises for any activity other than as set forth herein, and such consent shall not be unreasonably withheld.

3.0    Term: It is agreed that this Lease shall commence on the Effective Date and terminate at 5:00 pm AST on the date that is the last day of the calendar month that is five (5) years after the Date of Completion/Possession (see Section 22). For example, if the Date of Completion/Possession is September 15, 2015, then the last day of the initial Term of this Lease shall be September 30, 2020. The term of the Lease may be extended as set forth in Section 8.0.

4.0    Rent:     Beginning with the Date of Completion/Possession, Tenant agrees to pay Landlord as rent hereunder the amount of One Hundred Twenty Thousand U.S. Dollars ($120,000.00) on an annual basis, which shall be paid in twelve (12) equal monthly installments in the amount of $10,000.00 each. The rent shall be due on the first (1st) day of each calendar month during the remaining term hereof, without demand, deduction, or offset (the “Monthly Rent”). Should Date of Completion/Possession be any date other than the first day of the calendar month, the amount of rent due for first month shall be proportionately adjusted for the number of days in

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the month of occupancy by Tenant or the number of days in the month following the Date of Completion/Possession.

5.0    Renewal Rent Adjustment: At the commencement of the Renewal Term, if the renewal option is exercised by Tenant, monthly rent payments shall escalate by adding nine percent (9.0%) to the rent paid during the initial term, According, the monthly rent payment during the Renewal Term shall be $10,900 per month ($10,000 x 1.09 = $10,900).

6.0    Late Fee: Tenant shall pay a late fee equal to 5.0% of the amount due for any payment of rent actually received by Landlord five (5) or more business days after its due date.

7.0    Security Deposit: No security deposit shall be due and payable.

8.0     Renewal Option: Provided that no Event of Default has occurred within the prior twelve (12) months, Tenant may elect to renew this Lease for a one term of five (5) additional years (“Renewal Term”). The Renewal Term will begin on the same day that the original Lease ends. In order to exercise this renewal option, Tenant must give Landlord written notice of Tenant’s intention to renew no later than six (6) months before the expiration date of this Lease. If said notice is not delivered within the time herein specified, the renewal option shall be considered not to have been exercised, and shall be null and void and of no effect unless otherwise agreed between Tenant and Landlord. In the event that this Renewal Option is exercised, Tenant shall pay rent to the Landlord during the Renewal Term pursuant to Sections 4.0 and 5.0 and the definition of a ‘Lease Year” shall not change. All terms and conditions of this Lease shall remain in full effect during the First Renewal Term.

9.0    Intentionally Omitted.

10.0    Insurance:

10.1    Tenant’s Insurance. Tenant, at Tenant’s expense, will procure and keep in effect during the Term hereof the following insurance:

10.1(a)     Commercial General Liability Insurance (“Liability Insurance”) for the benefit of Landlord and naming Landlord as an additional insured, with combined single limits of at least ONE MILLION DOLLARS ($1,000,000.00) per occurrence for death, bodily injury and property damage.

10.1(b) Causes of Loss – Special Form Insurance or equivalent (sometimes known as “All Risks Insurance”) (“Property Insurance”) on the leasehold improvements (including the Work) made or paid for by Tenant and the personal property owned by Tenant now or hereafter located on the Premises to insure against loss or damage by fire, windstorm, earthquakes and against other risks now embraced by so called extended coverage all risk endorsements, in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurers of any partial loss under the terms of the applicable policies, but in no event less than the Budget amount for the leasehold upfit and the furniture, equipment and furnishings. Proceeds of such insurance shall be used first to restore, repair or replace

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Tenant’s leasehold improvements (the Work) to their existing condition prior to such casualty (unless the Lease is terminated as provided herein) and all surplus proceeds remaining after such payment for such restoration, repair or replacement shall belong to Tenant. If the Lease is terminated, then all such proceeds shall belong to Tenant.

10.1(c) All insurance provided for in this Lease to be obtained by Tenant shall be placed into effect under enforceable policies issued by insurers licensed to do business in the U.S. Virgin Islands and approved by Landlord, which approval will not be unreasonably withheld or delayed. Tenant shall inform such person as may be designated by Landlord of all transactions concerning the insurance to be purchased by Tenant pursuant to this Lease. Tenant shall cause the Landlord to be named as an “Additional Insured” on the Liability Insurance policy and on the Property Insurance policy. At the request of Landlord, any Property Insurance policy shall be made payable to the holders of any mortgage to which this Lease is at any time subordinate, as the interest of such holders may appear, pursuant to a standard clause for holders of mortgages. The proceeds of Tenant’s Property Insurance shall however be distributed as provided in this Lease regardless of the provisions of the mortgage.

To the extent obtainable, all policies shall contain an agreement by the insurers that:

(a) Any loss shall be payable to Landlord or the holders of any such mortgage, notwithstanding any act or negligence of Tenant that might otherwise result in forfeiture of such insurance;
(b) That such policies shall not be canceled except upon ten (10) days prior written notice to Landlord and to the holders of any mortgage, and
(c) That the coverage afforded thereby shall not be affected by the performance of any work in or about the leased property.
Each policy shall expressly provide that the coverage provided by such policy shall be deemed primary insurance and that any insurance provided by or on behalf of Landlord shall be in excess of any insurance provided by such policy. Tenant shall furnish Landlord, or cause to be furnished to Landlord, currently with the execution of this Lease, and prior to the inception of each successive policy period, evidence of insurance in form satisfactory to Landlord and, upon request by Landlord, copies of such policies required to be maintained hereunder naming Landlord as an additional insured thereunder. Upon request of Landlord, Tenant shall also provide coverage under such insurance (or so much thereof as Landlord may require) for the benefit of the Landlord’s Mortgagee holding a lien on the Premises and shall name such Mortgagee under a standard mortgagee provision. All property damage insurance policies shall either permit or contain an express waiver of any right of recovery (by subrogation or otherwise) by the insurance company against Landlord.

10.2    Landlord’s Insurance. Landlord, at Landlord’s expense, will procure and keep in effect during the Term hereof the following insurance:

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10.(a) Commercial General Liability Insurance (“Liability Insurance”) with combined single limits of at least ONE MILLION DOLLARS ($1,000,000.00) per occurrence for death, bodily injury and property damage.

10.2(b)     Causes of Loss – Special Form Insurance or equivalent (sometimes known as “All Risks Insurance”) (“Property Insurance”) on the Building and the personal property owned by Landlord now or hereafter located in the Building to insure against loss or damage by fire, (excluding windstorm and earthquakes) and against other risks now embraced by so called extended coverage all risk endorsements, in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurers of any partial loss under the terms of the applicable policies. Proceeds of such insurance shall be used first to restore, repair or replace the Building to its existing condition prior to such casualty (unless the Lease is terminated as provided herein) and all surplus proceeds remaining after such payment for such restoration, repair or replacement shall belong to Tenant. If the Lease is terminated, then all such proceeds shall belong to Landlord. Tenant acknowledges that Landlord’s policy of property insurance may include commercially reasonable deductible limits, and that, notwithstanding the waiver set forth in Section 10.3, such deductible amounts shall, if Tenant or any person acting at the direction or under the control of Tenant is the cause of any loss covered by Landlord’s policy of property insurance, be considered the sole responsibility of Tenant hereunder to the extent of Tenant’s fault.

All property damage insurance policies shall either permit or contain an express waiver of any right of recovery (by subrogation or otherwise) by the insurance company against Tenant.

10.3     Landlord and Tenant each hereby waives any and every right or cause of action for any and all loss of, or damage to, any of its property (whether or not such loss or damage is caused by the fault or negligence of the other party or anyone for whom said other party may be responsible), which loss or damage is actually covered by valid and collectible causes of loss – special form property insurance or equivalent policies maintained by such party or required to be maintained by such party under this Lease and to the extent that such loss or damage is recovered under said insurance policies. Written notice of the terms of said mutual waivers shall be given to each insurance carrier and said insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of said waivers.

11.0    Assignment, Sublease, or other transfer of interest: Tenant covenants not to assign, transfer nor sublet this Lease (collectively “transfer”) nor any part thereof without the express written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. In the event of any transfer without said written consent, Landlord, in addition to any other remedies available, shall have the right to terminate this Lease, and to re-enter and repossess the Premises. No subletting, assigning or other transfer of interest as set forth above shall relieve Tenant of its obligations hereunder. The term “sublet” shall be deemed to include but not limited to the granting of licenses, concessions and any other rights of occupancy for any portion of the Premises. For the purposes hereof, Landlord may consider the following criteria in determining whether to consent to the transfer: (a) the financial wherewithal of the proposed transferee; (b) the business and personal record of the transferee and its principals, including any instances of bankruptcy or criminal convictions; and (c) the proposed use of the Premises by the transferee in the context of

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the other uses of other Tenants in other property owned by Landlord. All proposed transferees shall reasonably cooperate with Landlord in examining the forgoing criteria and shall promptly provide Landlord with any information reasonably related to such criteria. The transferee’s failure to so cooperate shall be grounds for the Landlord to refuse to consent to the proposed transfer. Provided, however, Tenant shall have the right to assign the Lease to an affiliate of Tenant without the prior written consent of Landlord. If Tenant merges into another entity then the Lease shall be an asset of the surviving entity and the merger shall not be a breach of the transfer restrictions in this Section.

12.0    Utilities: By the Date of Possession/Completion, Tenant shall initiate, contract for and obtain in the Tenant’s name all utility services required on the Premises, including electricity, water and telephone, exterminating and garbage removal services and Tenant shall pay all charges for these services as they become due. Tenant hereby indemnifies Landlord and holds Landlord harmless from any and all claims for the payment for said utilities. Tenant shall pay for all meters and installations necessary.

The existing generator providing standby electricity to the Building (and other buildings) will be available for Tenant’s use and Landlord shall maintain such generator for the Term. Tenant shall pay a reasonable prorata share of the costs of the diesel fuel, oil and other operating expenses of the generator.

13.0    Insolvency of Lessee: Tenant agrees that if the estate created hereby shall be taken in execution, or by other process of law, or if Tenant shall be declared bankrupt or insolvent, according to law, or any receiver be appointed for the business and property of Tenant, or if any assignment shall be made of Tenant' property for the benefit of creditors and in all cases such event is not cured within 60 days, then and in such event this Lease may be canceled at the option of Landlord.

14.0    Intentionally Omitted.

15.0    Estoppel Certificate: At any time during the term of this Lease, Tenant shall, within ten (10) days of the written request by Landlord, execute, acknowledge and deliver to Landlord, any mortgagee, prospective mortgagee, or any prospective purchaser of the Premises, an estoppel certificate in recordable form or in such other form as Landlord may from time to time require, evidencing whether (a) this Lease is in full force and effect; (b) this Lease has been amended in any way; (c) Tenant has accepted and is occupying the Premises; (d) there are any existing defaults on the part of Landlord hereunder or any defenses or setoffs against the enforcement of this Lease to the knowledge of Tenant (and specifying the nature of any such defaults, defenses or offsets, if any); (e) the date to which rents and other amounts due hereunder, if any, have been paid; and (f) any other information as may be reasonably requested by Landlord. Each certificate delivered pursuant to this paragraph may be relied upon by Landlord or any other party to whom the certificate is addressed.

At any time during the term of this Lease, Landlord shall, within ten (10) days of the written request by Tenant, execute, acknowledge and deliver to Tenant, any mortgagee, prospective mortgagee or government agency an estoppel certificate in recordable form or in such other form as Tenant may from time to time require, evidencing whether (a) this Lease is in full force and

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effect; (b) this Lease has been amended in any way; (c) there are any existing defaults on the part of Tenant hereunder or any defenses or setoffs against the enforcement of this Lease to the knowledge of Landlord (and specifying the nature of any such defaults, defenses or offsets, if any); (d) the date to which rents and other amounts due hereunder, if any, have been paid; and (e) any other information as may be reasonably requested by Tenant. Each certificate delivered pursuant to this paragraph may be relied upon by Tenant or any other party to whom the certificate is addressed.

16.0    Quiet Enjoyment: Upon payment by Tenant of the rents herein provided, and upon the observance of all of the covenants, terms and conditions on the Tenant’s part to be observed and performed, the Tenant shall peaceably and quietly enjoy the Premises for the term hereof without hindrance or interruption by the Landlord or any other person or persons lawfully or equitably claiming by, through or under the Landlord, subject, nevertheless, to the terms of this Lease.

17.0    Improvements: Any alterations, additions or improvements by Tenant shall be done in accordance with all requirements and local regulations. Prior to commencement of any alterations, additions or improvements in excess of $50,000 or of a structural nature, Tenant must present Landlord with all plans and specifications, and obtain Landlord’s permission for the work to take place, which consent shall not be unreasonably withheld, conditioned or delayed, prior to filing for any permit(s). In addition Tenant must demonstrate to the reasonable satisfaction of Landlord that the alterations, additions or improvements comply with all applicable sections of the Americans With Disabilities Act (the “ADA”) rules and regulations and that the cost of any modifications to the Premises occasioned by the alterations, additions or improvements and required by the ADA shall be borne by Tenant.

18.0 Construction or Other Liens: LANDLORD OR ITS PROPERTY SHALL NOT BE LIABLE FOR NOR SUBJECT TO CONSTRUCTION LIENS, MATERIALMEN’S LIENS, OR MECHANICS LIENS. Landlord’s approval of any alterations, additions or improvements shall not be deemed a consent the imposition of any such liens. Tenant shall neither cause nor permit any lien to be placed or filed against the Premises. Any mechanics' lien, construction lien or materialmen’s lien filed against the Premises, or the Building or the land on which the Building is located, for work claimed to have been done for, or materials claimed to have been furnished to Tenant, shall be discharged or bonded over by Tenant within twenty (20) days thereafter, at Tenant's expense. Tenant shall make no contract or agreement for the construction, alteration, or repairing of any building or other improvement on the Premises that shall call for the payment of more than Fifty Thousand Dollars ($50,000.00) for the purchase of material to be used for work and labor to be performed in and about the construction, alteration, or repair to be made, unless such contract or agreement is in writing, contains an express waiver by such contractor of any and all claim for mechanic's, construction or materialmen's liens against the Premises, the Building or the land upon which the Building is located (including those to be made and erected under the terms of this Lease) and a copy of which is delivered to Landlord prior to the commencement of any work thereunder (excluding contracts for the general maintain, repair and/or replacement of any of the leasehold improvements being made pursuant to this Lease). Nothing herein shall be construed as permitting any mechanic's, construction or materialmen's liens against the Premises, the Building or the land on which the Building is located stemming from contracts in an amount less than $50,000.00.

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19.0    Improvements to Landlord’s Property: Any and all alterations, additions and improvements on or in the Premises at the commencement of the Lease Term, as well as any that may be erected or installed during the Lease Term, shall become part of the Premises and the sole property of Landlord upon the expiration of the Term (including any renewal terms) or earlier proper termination of this Lease. All movable trade fixtures, furniture, furnishings, servers and computers, equipment and other personal property placed in the Premises by Tenant shall be and remain the property of Tenant. Movable trade fixtures shall not include any portion of any building, structure or slab erected or placed on the Premises.

20.0    Landlord’s Election: Except in the event Landlord shall elect otherwise in writing at the time such approval is provided for such work, alterations, installations, additions or improvements made by Tenant upon the Premises (other than the Work) as Landlord shall select, shall be removed by Tenant and Tenant shall restore the Premises to the condition of the Premises following completion of the Work, at Tenant’s own cost and expense, prior to the expiration of the term.

21.0    Work To Be Done By Tenant: Upon the signing of this Lease Tenant shall, at Tenant’s sole expense, promptly commence and complete to the reasonable satisfaction of Landlord, the following described work:

NONE

(Tenant shall pay all material and labor costs related to the forgoing work and shall utilize only new and quality materials.)

22.0    Work To Be Done By Landlord: Upon the signing of this Lease, Landlord will promptly commence and complete to the reasonable satisfaction of Tenant the work described in this Section 22.0.

22.1    Landlord and Tenant agree that the Premises has to be improved to be suitable for Tenant’s occupancy and use as its corporate offices. Landlord and Tenant hereby designate George Ashley as the architect (“Designated Architect”) for this construction project and Landlord agrees to hire the Designated Architect as the architect and supervisor of construction as provided in this Section 22.0. Designated Architect shall prepare working plans and specifications for the upfit of the Premises (“Plans and Specifications”) and a construction budget and draw schedule (collectively “Budget”) to make renovations to the exterior and interior of the Building to make it suitable for use by Tenant as its corporate offices and to construct a deck off the eastern side of the Building facing the marina according to plans already prepared by the Designated Architect (see Exhibit “B” attached hereto and made a part hereof), which Plans and Specifications and Budget must be reasonably acceptable to Landlord and Tenant. Landlord and Tenant shall work together to designate one or more contractors (“Designated Contractor”) to perform the work described in this Section 22.0. Landlord shall hire one or more Designated Contractors acceptable to Tenant to perform the construction of the interior and exterior improvements and the deck described in the Plans and Specifications (collectively the “Work”) for prices that are consistent with the Budget. All Work

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shall be completed to the reasonable satisfaction of Landlord and Tenant. All warranties for work and materials from contractors and suppliers shall be in favor of Landlord and Tenant.

Tenant shall reimburse Landlord for the actual cost of the Work as provided in Section 22.3.

Landlord and Tenant may agree upon changes to the Plans and Specifications and such changes shall be evidenced by a written change order signed by Landlord and Tenant. The Budget shall be revised as part of such change order to reflect any reasonable increase or decrease in the cost of the Work resulting from the changes to the Plans and Specifications.

22.2     Landlord hereby agrees to promptly commence performance of the Work following the signing of this Lease and to thereafter diligently perform the Work in accordance with the Plans and Specifications and all applicable laws, codes, rules and regulations and in a good and workmanlike manner. The Landlord shall supply or cause to be supplied all materials and all services, skill, permits, superintendence and all things and services of every description reasonably necessary and appropriate to carry out and complete the Work as provided in the Plans and Specifications. Possession of the Premises for occupancy by Tenant shall be delivered to Tenant when all of the Work has been finally completed (“Final Completion”)and accepted by the Designated Architect and Tenant (“Date of Completion/Possession”).

22.3     Landlord may submit applications for payment (“Applications for Payment”) monthly during construction based on the amount of Work actually completed and applications for payment submitted by the Designated Contractor. Each Application for Payment shall be based on the schedule of values in the Budget and must be approved by Designated Architect and Tenant. Based upon Applications for Payment submitted by the Landlord to the Tenant which have been approved by Designated Architect and Tenant, Tenant shall make progress payments to the Landlord as the Work is completed. Prior to payment by Tenant under each Application for Payment, Tenant shall have the right to inspect the Work to verify that (i) the Work has been done in accordance with the Plans and Specifications and all applicable laws, codes, rules and regulations and (ii) such Work is reasonably satisfactory to Tenant. Tenant shall take all commercially reasonable efforts to inspect the Work within five business days of its receipt of each Application for Payment and hereby designates Designated Architect as its representative to inspect the Work. Tenant shall pay approved Applications for Payment within seven (7) business days after the date of the approval. In addition, upon request by Tenant, Landlord shall obtain (and deliver a copy to Tenant) from its contractors, subcontractors and suppliers signed lien waivers for the amounts paid to the party signing the lien waiver. Final payment, being the entire unpaid balance of the Budget, shall be made by the Tenant to the Tenant when the Work has been fully completed and the Premises are delivered to Tenant for occupancy. In the event there is any dispute between Landlord and Tenant concerning the performance of the Work, the amount of any payment due or otherwise, the dispute shall be resolved by Designated Architect and Landlord and Tenant agree to be bound by Designated Architect’s decision.

22.4     Landlord (or its contractors) shall obtain and maintain from a company or companies lawfully authorized to do business in the U.S. Virgin Islands (i) insurance for protection from claims under workers' or workmen's compensation acts and other employee benefit acts which are

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applicable, and (ii) liability insurance claims for damages because of bodily injury, including death, and from claims for damages, other than to the Work itself, to property which may arise out of or result from the Landlord or its contractor's performance of the Work, whether such operations are by the Landlord, contractor or by a subcontractor or anyone directly or indirectly employed by any of them. Upon request, certificates of such insurance shall be filed with the Tenant.

22.5    Tenant shall provide builder’s risk insurance coverage. Limits of coverage shall be the total cost of the Work as set forth in the Budget. Coverage shall be provided in an amount equal to the full replacement value of the Work and costs of debris removal for any single occurrence. Name insureds shall include Landlord, Tenant, and designated contractors and all subcontractors. Coverage is to be written on causes of loss-special form to cover “all risks” of physical loss except those specifically excluded in the policy.

23.0    Repairs and Maintenance by Landlord: Landlord shall maintain at its expense all structural components, roof, foundation, exterior walls, and exterior portions of the Building in good order, condition and repair during the term of this Lease and any renewal or extension thereof. Landlord shall also maintain all mechanical, electrical, plumbing and drainage systems which are outside of the Premises but which provide service to the Premises in good order, condition and repair. Landlord shall have no obligation to maintain and repair any portion of the air conditioning system. Landlord shall have no obligation to inspect the Premises. Tenant shall promptly report in writing to Landlord any defective condition known to it, whether Tenant or Landlord is required to repair it, and the failure by Tenant to so report such defects shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such defects. Landlord shall have no obligation to make repairs that are its responsibility until it has received such written notice from Tenant. Landlord shall make such repairs within a reasonable time after receiving such written notice from Tenant. In addition, Landlord shall maintain the common areas surrounding or serving the Premises, if any, in good order, condition and repair during the term of the Lease and any renewal or extension thereof, which maintenance and repair shall include but not be limited to the removal from the common areas of all papers, debris, filth and refuse, when reasonably necessary. Landlord shall comply with all and any duly authorized requirements of government authorities applicable to those elements that are Landlord’s obligation to maintain hereunder.

If Landlord fails to perform its obligations under this Section 23 within twenty (20) days after receiving notice of such need, same may be made by Tenant at the expense of Landlord and Tenant may deduct the amount paid from the rent due hereunder. Any dispute between Landlord and Tenant concerning the obligations and performance under this Section 23 shall be resolved by mediation and arbitration as provided in Section 50 hereof.

24.0     Repairs & Maintenance by Tenant: Tenant shall maintain and repair at its expense all of the interior and non-structural portions of the Premises in good order, condition and repair during the term of this Lease. For the purposes hereof, it is understood that the term interior and non-structural shall include, but not be limited to: all such items as interior (non-structural) walls, ceilings and floor coverings, finishes and/or membranes; all window panes, frames, sills and trim; all interior lighting fixtures (including switches and outlets); all interior plumbing and plumbing fixtures (including sinks, lavatories, etc.); all air conditioning units and all portions of the air

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conditioning system, wherever located. The Tenant shall maintain the Premises in a neat, clean and sanitary condition at all times. Tenant shall maintain the sidewalk and the parking area that are part of the Premises in a clean, neat and safe condition.

If Tenant fails to maintain the Premises in good order, condition and repair or fails to make such repairs or restorations within twenty (20) days after receiving notice of such need, same may be made by Landlord at the expense of Tenant and collectible as Additional Rent or otherwise and shall be paid by Tenant within five (5) days after rendition of a bill or statement thereof. Any dispute between Landlord and Tenant concerning the obligations and performance under this Section 24 shall be resolved by mediation and arbitration as provided in Section 50 hereof.

There shall be no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making any repairs, alterations or improvements in or to any portion of the Building, or in or to fixtures, appurtenances, or equipment thereof, and no liability upon Landlord for failure of Landlord or others to make any repairs, alterations, additions or improvements, except as set forth above with regard to the exterior, structural and roof portions of the building, in or to any portion of the Building or of the Premises, or in or to the fixtures, appurtenances or equipment thereof. Tenant shall comply with all and any duly authorized requirements of government authorities applicable to those elements that are Tenant’s obligation to maintain hereunder.

25.0    Condemnation: Landlord reserves all rights to any award paid because of any taking of the Premises or any part thereof. Tenant assigns to Landlord any right the Tenant may have to such award. Further, the Tenant shall make no claims against Landlord for damages in connections with any eminent domain proceeding affecting all or any portion of the Premises. Notwithstanding the foregoing, the Tenant may claim and recover from the condemning authority a separate award for the Tenant’s moving expenses, business dislocation damages, the Tenant’s personal property and fixtures, the unamortized costs of leasehold improvements paid for by the Tenant (including the improvements comprising the Work) and any other award that would not substantially reduce the award payable to Landlord. Each party shall seek its own award, as limited above, at its own expense, and neither shall have any right to any award made to the other.

26.0    Nuisance & Environmental Compliance: Tenant shall not perform any acts or carry on any practices that may injure the Premises or improvements, or be a nuisance or menace to Landlord or its business invitees. Tenant shall, at its own expense, comply with all laws and all orders, regulations or ordinances of all governmental agencies and authorities affecting its’ use of the Leased Premises and the parking area. Tenant shall not block nor interfere in any way with any other tenant's leased premises, except that Tenant shall have the right to restrict access to the parking area to its employees, invites, and guests. Tenant shall not place any merchandise or advertising of any kind outside of the Premises without Landlord’s written consent, which may be unreasonably withheld. Tenant shall not cause nor permit any Hazardous Substance to be spilled, leaked, disposed of, or otherwise released on or under the Premises. Tenant may use or otherwise handle on the Premises only those Hazardous Substances typically used or sold in the prudent and safe operation of the business specified herein. Tenant may store such Hazardous Substances on the Premises only in quantities necessary to satisfy Tenant’s reasonably anticipated needs. Tenant shall comply

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with all Environmental Laws and exercise the highest degree of care in the use, handling, and storage of Hazardous Substances and shall take all practicable measures to minimize the quantity and toxicity of Hazardous Substances used, handled, or stored on the Premises. Upon the expiration or termination of this Lease, Tenant shall remove all Hazardous Substances from the Premises. The term Environmental Law shall mean any federal, state or local statute, regulation, or ordinance or any judicial or other governmental order pertaining to the protection of health, safety or the environment. The term Hazardous Substance shall mean any hazardous, toxic, infectious or radioactive substance, waste, and material as defined or listed by any Environmental Law and shall include, without limitation, petroleum oil and its fractions.

27.0    Indemnification: Tenant agrees to indemnify, defend and hold Landlord and its employees and agents harmless from any and all Claims which arise from Hazardous Substances which are spilled, leaked, disposed of, or otherwise released upon the Premises or common areas during the term of this Lease, unless such Hazardous Substances are spilled, leaked, disposed of, or otherwise released upon the Real Property or Premises or common areas by prior tenants, tenants of adjoining premises or by Landlord or its employees, contractors, or agents. The indemnity set forth herein shall survive the expiration or early termination of this Lease.

28.0    Landlord Not Liable: To the fullest extent permitted by law, Tenant agrees that Landlord and Landlord's agents and employees shall not be liable for, and Tenant waives all claims for, damage to person or property sustained by Tenant or any person claiming through Tenant, regardless of the cause thereof, resulting from any accident or occurrence in or upon the Premises or the Building of which they are a part, or any other part of the Building, including but not limited to claims for damage resulting from: (a) any equipment or appurtenances being repaired; (b) injury done or occasioned by wind; (c) any defect in or failure of plumbing or air conditioning equipment, electric wiring or installation thereof; (d) broken glass; (e) the backing up of any sewer pipe or downspout; (f) the bursting, leaking or running of any tank, tub, washstand, water closet, waste pipe, drain or any other pipe or tank in, upon or about such building or Premises; (g) the falling of any fixture, plaster, tile or stucco; and (h) any act, omission or negligence of co-tenants, licensees or of any other persons or occupants of the Building. Notwithstanding the foregoing, Landlord shall not be released from liability to Tenant for and to the extent of any injury and damages caused by the Landlord failure to perform its obligations hereunder or by the gross negligence or willful misconduct of Landlord or its employees, contractors, or agents.

29.0    Obligation to Pay Rent: This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strike or labor troubles or any outside cause whatsoever including, but not limited to, government pre-emption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand.

Commercial Lease
SCFC and AAMC

If Tenant is not able to reasonably occupy the Premises as its corporate offices, then Landlord will use good faith commercially reasonable efforts to find suitable replacement temporary office space for Tenant at a reasonable rental rate until the Premises are again suitable for Tenant’s use as its corporate offices.

This Lease and the obligation of Landlord to perform all of the other covenants and agreements hereunder on the part of Landlord to be performed shall in no wise be affected, impaired or excused because Tenant is unable to fulfill any of its obligations under this Lease or is unable to make, or is delayed in making repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Tenant is prevented or delayed from so doing by reason of strike or labor troubles or any outside cause whatsoever including, but not limited to, government pre-emption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand.

30.0    Indemnification: To the fullest extent permitted by law, Tenant hereby indemnifies Landlord and holds Landlord harmless of and from all claims: arising from the conduct or management of, or from, any work or thing whatsoever done in or about, the Premises, the Building or the equipment thereof during the term of this Lease; arising during such term from any condition of sidewalk or parking area comprising the Premises appurtenant thereto; arising from any act or negligence of Tenant or any of its agents, contractors, employees, guests or business invitees; to any person or persons or to the property of any person, persons, corporation, or corporations, occurring during such term on, in, or about the Premises including the sidewalk, and parking area. Tenant hereby also indemnifies Landlord against and holds Landlord harmless from all costs, counsel fees, and liabilities incurred in or about any such claim or in or about any action or proceeding brought thereon, and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant shall, on notice from Landlord, resist or defend such action or proceeding by counsel satisfactory to Landlord.

31.0    Damage to or Destruction of Leased Premises:

31.1    If the Premises or any part thereof shall be damaged by fire or any other cause, Tenant shall give prompt notice thereof to Landlord.

31.2    If, in the reasonable judgment of Landlord’s contractor or architect and Tenant’s contractor or architect, full restoration of the Premises within a period of four (4) months from the date of the damage is reasonably possible, then Landlord shall restore the Premises with the leasehold improvements comprising the Work to the condition they were in just prior to the casualty damage, provided adequate insurance proceeds are available and received by Landlord from Landlord’s and Tenant’s property insurance policies (Tenant shall make property insurance proceeds received for the leasehold improvements available to Landlord). If the Premises are unusable, in whole or in part, during such restoration, the Monthly Rent and any additional rent shall be proportionately abated to the extent and for the period that the Premises are unusable. Notwithstanding the foregoing, if any such damage or destruction is the fault of Tenant, its agents, employees, contractors, or invitees, Tenant shall not be entitled to any abatement of rent.

Commercial Lease
SCFC and AAMC

The Tenant shall be responsible at its sole cost and expense to repair and replace any of the Tenant's equipment, inventory and other personal property and leasehold improvements (other than leasehold improvements comprising the Work) made by Tenant which were damaged or destroyed by such event.

31.3    If restoration is not reasonably possible, in the judgment of Landlord’s contractor or architect and judgment of Tenant’s contractor or architect, within the aforesaid four (4) month period or if the damage is not adequately covered by property insurance proceeds, Landlord shall promptly so notify Tenant, and Landlord and Tenant shall each have the right to terminate this Lease by giving written notice thereof to the other party within sixty (60) days after the effective date of such notice, in which event this Lease and the tenancy hereunder shall terminate as of the date of such damage or destruction and the Monthly Rent and any additional rent shall be apportioned as of the date of such damage or destruction. If neither party exercises its right of termination, the Premises shall be restored as provided in Section 31.2 above.

31.4    Notwithstanding anything to the contrary contained herein, in the event that such restoration of the Premises is not substantially completed within six (6) months from the date of the damage, and provided that such delay in substantial completion results from a cause other than force majeure, Tenant shall have the right to terminate this Lease by delivering twenty (20) days’ prior written notice to Landlord, no later than six (6) months and fifteen (15) days from the date of the damage. In the event the restoration of the Premises is substantially completed within such twenty (20) day period, such right of termination shall be deemed to be void and without effect and the Lease shall remain in full force and effect.

31.5    If the Lease is terminated, then (i) all such proceeds from the Landlord’s property insurance policy shall belong to Landlord; (ii) all such proceeds from the Tenant’s property insurance on the leasehold improvements (including the Work) made or paid for by Tenant and the personal property owned by Tenant now or hereafter located on the Premises shall belong to Tenant; and (iii) Tenant shall, in that event, not hold Landlord liable for loss of business, loss of economic opportunity, or any other damages whatsoever.

31.6    If such damage or destruction to the Premises or Building was caused by Tenant or its employees, contractors, licensees, or invitees, then Tenant shall be liable to Landlord for any and all costs and expenses of performing the repairs and restoration to the Premises and Building if Landlord elects to make the repairs or restoration (or in the event, Landlord elects to terminate the Lease and not to repair or restore the Premises and the Building, then for the reduction in the fair market value of the Premises and the Building caused by the damage or destruction) to the extent such costs and expenses are not actually paid by the proceeds received from insurance obtained by Landlord or Tenant and for any deductible which Landlord may be required to pay under such insurance policy.

31.7    Any dispute between Landlord and Tenant under this Section 31 shall be resolved by mediation and arbitration as provided in Section 50 hereof.

Commercial Lease
SCFC and AAMC

32.0    Intentionally Omitted.

33.0    Signs: Tenant shall place no signs on the Premises or on the sidewalk in front of the Premises or in any area adjoining the Premises without first submitting a design and description of any such sign to the Landlord and receiving the Landlord's written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord hereby approves the installation of one or two small brass signs (approximately 15 inches by 30 inches) placed on the exterior of the Building next to the entrance.

34.0    Right of Entry: Landlord shall have the right to enter upon the Leased Premises at all reasonable hours for the purpose of inspecting same or making repairs deemed essential by Landlord. Notwithstanding the foregoing, except in case of an emergency, Landlord’s entry is conditioned upon giving the Tenant at least 24 hours prior notice, promptly finishing any work for which Landlord entered, and causing the least practical interference to Tenant’s operations. In all cases, except in an emergency, Landlord shall be accompanied by Tenant or Tenant’s security.

35.0    Intentionally deleted.

36.0    Landlord’s Lien: In consideration of the mutual benefits arising under this Lease, Tenant, as debtor, hereby grant to Landlord as secured party, a lien and security interest on all equipment, furniture, furnishings and other tangible personal property of Tenants now or hereafter placed in or upon the Leased Premises (the “Tenant’s Personal Property”), and such Tenant’s Personal Property shall be and remain subject to such lien and security interest of Landlord for payment of all rent and other sums agreed to be paid by Tenants herein and the performance by Tenant of all Tenant’s obligations hereunder. Such Tenant’s Personal Property subject to Landlord’s lien shall not be removed from the Premises, except in the normal course of business, without the written consent of Landlord. The provisions of this Lease relating to said lien and security interest and the parties shall constitute a security agreement under the Uniform Commercial Code as enacted by the U.S. Virgin Islands so that Landlord shall have and may enforce a security interest on all Tenants’ Personal Property now or hereafter placed in or on the Premises, including but not limited to all fixtures, machinery, equipment, inventory, furnishings and other articles of personal property now or hereafter placed in or upon the Premises by Tenants. Upon execution of this Lease and as a condition of the operation hereof, Tenant shall as debtor execute such financing statement or statements as Landlord may now or hereafter reasonably request in order that such security interest or interests may be perfected and protected pursuant to the Uniform Commercial Code. Landlord may at its election at any time file a copy of this Lease as a financing statement. Landlord, as secured party, shall be entitled to all of the rights and remedies afforded a secured party under the Uniform Commercial Code in addition to and cumulative of the Landlord's liens and rights provided by law, in equity or by the other terms and provisions of this Lease. Upon the occurrence of an event of default by Tenants of which default Tenants shall have notice (as may be required under the Lease) but shall have not cured within the time permitted, if any, Landlord may, in addition to any other remedies provided herein or by law, enter upon the Premises and take possession of any and all Tenant’s Personal Property situated on the Premises or elsewhere and subject to Landlord’s lien without liability for trespass or conversion, and sell the same with or without notice at public or private sale, with or without having such Tenants’ Personal Property at the sale, at which Landlord

Commercial Lease
SCFC and AAMC

or its assigns may purchase, and apply the proceeds thereof, less any and all expenses connected with the taking of possession and sale of the Tenant’s Personal Property as a credit against any sums due by Tenant to Landlord. Any surplus shall be paid to Tenant, and Tenant agrees to pay any deficiency forthwith. Alternatively, the lien hereby granted may be foreclosed in the manner and form provided by law for foreclosure of chattel mortgages or in any other form provided by law. Landlord shall deliver to Tenant upon Tenant’s request, however, a subordination of the aforesaid lien and security interest, in favor of a bona fide bank or similar lending institution, which requires a first priority lien upon Tenant’s leasehold improvements or as collateral for a loan to be used to finance leasehold improvements to the leased Premises, or inventory or working capital for the business to be operated at the Leased Premises.

37.0    Equipment to be Removed: Upon the termination of this Lease, Tenant shall remove all movable trade fixtures, furniture, furnishings, servers and computers, equipment and other personal property placed in the Premises by Tenant, and shall deliver the Premises to the Landlord in a clean condition, normal wear and tear excepted and damage by casualty. In the event that Tenant fails to remove such personal property, Landlord shall be entitled to take title to said personal property at Landlord's sole option. Landlord may have said personal property removed at Tenant's cost. If Tenant abandons the Premises in violation of this Lease, any property that Tenant leaves on the Premises shall be deemed to have been abandoned and may either be retained by Landlord as the property of Landlord or may be disposed of at public or private sale as Landlord sees fit. Any property of Tenant sold at public or private sale or retained by Landlord shall, at the value of the proceeds of any such sale, or the then current fair market value of such property as may be retained by Landlord, be applied by Landlord against: (a) the expense of Landlord for removal, storage, or sale of the property; (b) the arrears of rent or future rent payable under this Lease; and (c) any other damages to which Landlord may be entitled hereunder. The balance of such amounts, if any, shall be given to Tenant.

38.0    Tenant Holding Over: The failure of Tenant to surrender the Premises at the conclusion of the initial term of this Lease or at the termination of any applicable Renewal Option Term and the subsequent holding over by Tenant, with or without the consent of Landlord, shall result in the creation of a tenancy which may be canceled by Landlord on seven (7) days’ notice. The rental for such holding over period shall be in the 50% of the amount of the last applicable Monthly Rent, per week, payable in advance. This provision does not give Tenant any right to hold over at the expiration of the term. All other terms and conditions of this Lease shall remain in full force during any tenancy created pursuant to this paragraph.

39.0    Default By Tenant: The following shall be deemed an event of default (“Event of Default”) by Tenant: (a) The failure to pay any rent due hereunder when due and such rent is not paid within thirty (30) days after written notice from Landlord to Tenant specifying the nature of the breach; (b) The failure to maintain any insurance required hereunder, which breach is not cured within thirty (30) days after written notice from Landlord to Tenant specifying the nature of the breach; or (c) The failure to cure the non-compliance any of the other conditions or covenants of the Lease for more than thirty (30) days after written notice from Landlord to Tenant specifying the nature of the breach, provided, however, if such non-monetary breach is of a nature which cannot be reasonably cured within such thirty (30) day period, then Tenant shall have such additional time

Commercial Lease
SCFC and AAMC

as is necessary as long as Tenant commences to cure the breach within such thirty (30) day period and diligently continues curing such breach. To the extent that a cure period is provided for a monetary default, an Event of Default shall be deemed cured hereunder only upon the occurrence of the following: (a) Payment of the sum and/or performance of the obligation for which the Notice of Default was given; (b) Payment of the reasonable, documented attorney's fees, if any, for the preparation of the Notice of Default; and (c) Payment of all sums (including late fees and subsequent monthly installments) and/or performance of all obligations under the terms of this Lease that have become due as of the date of cure.

40.0    Landlord’s Remedies: Upon the occurrence of an Event of Default, Landlord shall have, in addition to all other rights and remedies it may have and to the extent permitted by law, shall have the immediate right of re-entry and may remove all persons and property from the Leased Premises, and such property may be removed and stored in a public warehouse or elsewhere without notice or resort to legal process.

41.0    Action For Restitution: Landlord, in addition to all other rights and remedies it may have, shall have the right to seek restitution of the Premises by virtue of the summary eviction proceedings provided in 28 VIC §781, et seq.

42.0    Reletting: In addition to all other rights and remedies it may have, should the Landlord re-enter as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may elect to relet the Premises or any part thereof on such term or terms (which may be a term extending beyond the terms of this Lease) and at such rental or rentals and upon such other terms and conditions as the Landlord in its sole reasonable [i.e., cannot lease to a colleague, associate or other business relationship for no rent, or nominal rent] discretion may deem advisable, upon such reletting all rentals received by the Landlord from such reletting be applied, first, to the payment of any indebtedness other than rent or Additional Rent due hereunder from the Tenant to the Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees; third, to the payment of rent or Additional Rent due and unpaid hereunder, and the residue if any, shall be held by the Landlord and applied in payment of future rents as the same may become due and payable hereunder. If such rentals received from such reletting during any month be less than that to be paid during that month by the Tenant hereunder, the Tenant shall pay any such deficiency which deficiency shall be calculated and paid monthly for the then-current term (i.e., no renewal term). Notwithstanding any such reletting without termination, the Landlord may at any time thereafter elect to terminate this Lease.

43.0    Reentry & Termination:    In addition to all other rights and remedies it may have, should the Landlord re-enter as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may elect at any time to terminate this Lease and Landlord may recover from the Tenant all damages Landlord may incur by reason of Tenant’s breach hereof, including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in the Lease for the remainder of the stated term over the then reasonable rental value of the Premises for the remainder of the stated term, all of which amount shall be immediately due and payable from the Tenant to the Landlord.

Commercial Lease
SCFC and AAMC

No re-entry or taking possession of the Premises by the Landlord shall be construed as an election by Landlord to terminate this Lease unless a written notice of such intention is given to the Tenant or unless the termination thereof is decreed by a Court of competent jurisdiction. Tenant shall pay Landlord for all reasonable costs and attorney’s fees incurred by Landlord as a result of the occurrence of an Event of Default.

44.0    Rights & Remedies: It is agreed that each and every one of the rights, remedies and benefits provided by this Lease to Landlord shall be cumulative, and shall not be exclusive of any other of said rights, remedies and benefits allowed by law.

45.0    Additional Rent Defined: All costs and expenses that Tenant assumes or agrees to pay pursuant to this Lease, other than the Annual Rent amount, shall be deemed Additional Rent and, in the event of non-payment, Landlord shall have all the rights and remedies herein provided for in case of non-payment of the Annual Rent. If Tenant shall default in making any payment required to be made by Tenant, or shall default in performing any term, covenant, or condition of this Lease, on the part of Tenant to be performed, which shall involve the expenditure of money by Tenant, Landlord, at Landlord's option may, but shall not be obligated to, make such payment or, on behalf of Tenant, expend such sums as may be necessary to perform and fulfill such term, covenant, or condition, and any and all sums so expended by Landlord, with interest thereon at the rate of nine percent (9%) per annum from the day of such expenditure, shall be Additional Rent and shall be repaid by Tenant to Landlord on demand, but no such payment, or expenditure by Landlord shall be deemed a waiver of Tenant's default nor shall it affect any other remedy of Landlord by reason of such default.

46.0    Notices: Whenever under this Lease a provision is made for notice of any kind, it shall be deemed sufficient service thereof if such notice is in writing and, in the case of the Tenant, delivered to the Premises, or in the case of either party, addressed to the respective party to this Lease at the address shown below, deposited in the mail with postage prepaid:

FOR LANDLORD:    St. Croix Financial Center, Inc.
5001 Tamarind Reef, Suite 28
Christiansted, VI 00820
Attn: Kevin M. Brandt. President

FOR TENANT:    Altisource Asset Management Corporation
See below *
___________________________________
Attention: General Counsel

With a courtesy copy to:    facilitynotices@altisource.com

* The mailing address of Tenant will change to the Temporary Space when Tenant occupies the Temporary Space shortly after the Effective Date of this Lease. The mailing address

Commercial Lease
SCFC and AAMC

will change to the Premises when Tenant occupies the Premises shortly after the Date of Completion/Possession.

47.0    Waiver of Condition or Covenant: It is agreed that if during the course of the administration of this Lease either Landlord or Tenant fails to insist upon strict compliance with each and every condition hereof, such failure shall not be deemed a waiver by Landlord or Tenant with regard to any non-compliance. Regardless of any prior course of conduct, Landlord and Tenant at all times reserve the right to demand strict and timely compliance with all the terms and conditions hereof.

48.0    Covenants Binding on Heirs: The covenants, conditions and agreements made and entered into by the parties hereto are declared binding on their respective heirs, successors, representatives and assigns.

49.0    Waiver of Jury Trial. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use of or occupancy of said Premises, and any emergency statutory or any other statutory remedy.

50.0    Mediation & Arbitration: Any dispute, difference, or question which shall arise under or in connection with this Lease shall be resolved first by mediation and, if after a minimum of two (2) eight hour sessions no resolution has been achieved then the parties shall turn to final and binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association. In consideration of the parties’ waiver of a judicial forum, it is agreed that the decision of the arbitrator shall be final and binding upon Landlord and Tenant and a judgment thereon may be entered in any court of competent jurisdiction in the U.S. Virgin Islands. The arbitrator shall have the right to award costs and expenses, including reasonable attorney’s fees, in favor of the prevailing party. This article shall not be interpreted or construed to prevent the Landlord from filing and prosecuting a forcible entry and detainer action under Chapter 33, Subchapter II of Title 28 of the Virgin Islands Code and exercising any other rights and remedies available to Landlord thereunder upon the occurrence of an Event of Default by Tenant under this Lease. The parties expressly agree that the arbitration provisions shall not apply to any dispute or default for which a forcible entry and detainer action under Chapter 33, Subchapter II of Title 28 of the Virgin Islands Code is available.

51.0    MISCELLANEOUS: The following minor issues are resolved as:

(a) Words "Landlord" and "Tenant" when used herein shall be taken to mean either the singular or the plural and shall refer to male or female, to corporations or partnerships, as the case may be, or as grammatical construction shall require;

Commercial Lease
SCFC and AAMC

(b) The headings of the various articles of this Lease are intended only for convenience and are not intended to limit, define, or construe the scope of any article of this Lease, nor offset the provisions thereof;
(c) In case of an emergency (the existence of which shall be determined solely by Landlord) if Tenant shall not be present to permit entry, Landlord or its representatives may enter the same forcibly without rendering Landlord or its representatives liable therefor or affecting Tenant' obligations under this Lease;
(d) Neither the method of computation of rent nor any other provision of this Lease shall be deemed to create any relationship between the parties hereto other than that of Landlord and Tenant;
(e) Tenant affirms and agrees that Landlord and its agents have made no representations or promises with respect to the Premises or the entry into of this Lease except as in this Lease expressly set forth and that no claim or liability shall be asserted by Tenant against Landlord or its agents for breach of any representations or promises not expressly stated herein;
(f) This Lease shall not be recorded but a brief Memorandum of Lease, signed by Landlord and Tenant may be recorded at the Office of the Recorder of Deeds, Christiansted, St. Croix;
(g) The words “term of this Lease” shall mean the initial term of this Lease and any renewal option terms of this Lease; and
(h) Time is of the essence herein.

52.0    TEMPORARY SPACE.

52.1     Beginning on the Effective Date of this Lease and continuing through the date that is fourteen (14) days after Landlord fully completes performance of all the Work in accordance with the provisions contained in Section 22 (Final Completion) and Landlord delivers possession of the Premises to Tenant (the Date of Completion/Possession), Landlord shall provide Tenant the exclusive use of the following described premises for use as its offices (“Temporary Premises”):

Building Location:    36C Strand Street
Floor Level:         Second and Third Floors with balcony
Address:        Christiansted, St Croix, VI

52.2    Landlord shall provide the Temporary Premises to Tenant for a monthly rent in the amount of $2,000 per month. Tenant shall pay for electricity, water and other utilities. The provisions of this Lease (other than Sections 1.2 and Sections 4.0 and 5.0) shall apply to the lease of the Temporary Premises by Landlord to Tenant. The provisions dealing with the Work also do not apply to the Temporary Space. If Landlord has not delivered the Premises with the Work fully completed within one year after the Effective Date and such delay is not the result of a Landlord delay, then Tenant shall start paying rent for the Temporary Space at the rate of $4,000.00 per month.

Commercial Lease
SCFC and AAMC

53.0    LANDLORD REPRESENTATIONS AND WARRANTIES. Landlord represents and warrants to Tenant as follows:
a)    Landlord is a limited liability company duly organized, validly existing and in good standing under the laws of the Territory of the United States Virgin Islands. The execution, delivery and performance of this Lease and the transactions contemplated hereby by the Landlord are within the powers and authority of Landlord and have been duly authorized by all necessary company action by the members and managers of Landlord. The person signing this Lease on behalf of the Landlord has been duly authorized by all necessary action of the Landlord to sign and deliver this Lease. This Lease and all other documents signed by Landlord in connection with the transactions described herein are and will be the legal, valid and binding obligations of the Landlord in accordance with their provisions.
b)    Landlord owns good, marketable and insurable fee simple title to the land underlying the Building, sidewalk and parking area (“Real Property”) free and clear of all mortgages, security interests, judgments, agreements, covenants, tax liens, construction liens, options and other liens or encumbrances that would prevent or adversely affect the ability of Landlord to enter into this Lease and perform its obligations hereunder or for Tenant to enjoy the use of the Premises as contemplated herein for the term of this Lease. Landlord has leased the Temporary Space from Christiansted Restoration Corporation.
c)    The Building is in good repair and working condition and suitable for the improvements described in the “Work” (as herein defined).
d)    There are no actions, suits or proceedings pending or threatened against, by or affecting Landlord, the Real Property or the Building, which could adversely impact the usability of the Building or Premises for the Use described herein, question or impair the validity of this Lease, question or impair Landlord’s title to the Real Property or of any action to be taken by Landlord pursuant to or in connection with this Lease, in any court or before any governmental agency. Landlord is not the debtor in any bankruptcy, reorganization or other insolvency proceedings of any type.
e)    Landlord shall comply with all applicable laws, rules and regulations applicable to its obligations under this Lease.
f)    To the best of Landlord’s knowledge, neither Landlord nor any tenant or previous owner of the Real Property has disposed of, released or discharged any Hazardous Substances (as defined in Section 26) on, under or about the Real Property.
g)    To the best of the Landlord’s knowledge, no notice, demand, request for information, citation, summons, complaint or order has been issued, no penalty has been assessed and no investigation or review is pending or threatened by any governmental entity or other party with respect to (i) the alleged violation by Landlord or any prior tenant or previous owner of any Environmental Law (as defined in Section 26), (ii) the alleged failure by Landlord or any prior tenant or previous owner to have any environmental or other permit, or (iii) the release of any Hazardous Substances onto or from the Real Property.

Commercial Lease
SCFC and AAMC

54.0    TENANT REPRESENTATIONS AND WARRANTIES. Tenant represents and warrants to Landlord as follows:

a)    Tenant is a corporation duly organized, validly existing and in good standing under the laws of U.S. Virgin Islands. The execution, delivery and performance of this Lease and the transactions contemplated hereby by the Tenant are within the powers and authority of Tenant and have been duly authorized by all necessary corporate action by the directors of Tenant. The person signing this Lease on behalf of the Tenant has been duly authorized by all necessary action of the Tenant to sign and deliver this Lease. This Lease and all other documents signed by Tenant in connection with the transactions described herein are and will be the legal, valid and binding obligations of the Landlord in accordance with their provisions.
b)    There are no actions, suits or proceedings pending or threatened against, by or affecting Tenant, which could adversely impact the validity of Tenant’s obligations under this Lease or of any action to be taken by Tenant pursuant to or in connection with this Lease, in any court or before any governmental agency. Tenant is not the debtor in any bankruptcy, reorganization or other insolvency proceedings of any type.
c)    Tenant shall comply with all applicable laws, rules and regulations applicable to its obligations under this Lease.

55.0    LEASE COMMISSION TO REALTOR. NONE.

56.0    ENTIRE AGREEMENT: This Lease constitutes the entire understanding between Tenant and Landlord superseding any former agreements, and its terms may not be amended except in writing executed by both parties.

57.0    RIGHT TO TERMINATE LEASE UPON SALE OF HOTEL AND MARINA: Notwithstanding any other provision contained herein, if Landlord sells (or forms a joint venture, merges into or consolidates with another entity) the Tamarind Reef Hotel and Green Cay Marina and the purchaser (or the new entity, as the case may be) elects to convert the Building to another use or to remove the Building and replace it with other improvements for use with the operation of the hotel and/or marina and therefore have no rental offices in the Building, then the Landlord (or the purchaser following closing or the new entity) shall have the right to terminate this Lease with one year’s prior written notice to Tenant and the payment of the lease termination payment described in this Section 57. The cost of the Work described in Section 22 shall be prorated as of the date of termination and the Landlord (or the purchaser following closing, as the case may be) shall pay a lease termination payment to Tenant based on the actual cost of the Work calculated as follows: “Actual Cost of the Work” multiplied by a fraction with the numerator being the number of days from date of termination until the last day of the term of the Lease (the term being the initial 5 year term plus the 5 year renewal term of this Lease for this calculation) (i.e., 10 years) if there had been no early termination and the denominator being the number of days from the Commencement Date until the last day of the term of the Lease (i.e., 3,650 days) if there had been no early termination. For example, if the Lease is terminated under this Section 57 with 700 days left in the initial 5 year

Commercial Lease
SCFC and AAMC

term plus the 5 year renewal term of this Lease, then the amount of refund owed to Tenant would be calculated as follows: “Actual Cost of the Work” x 700/3,650 = “Amount of Payment to Tenant”.

Landlord and Tenant have duly executed this Lease effective as of the Effective Date.

FOR LANDLORD

St. Croix Financial Center, Inc.

By: /s/ Kevin M. Brandt
Kevin M. Brandt, President

Witness: /s/ M. Mare

FOR TENANT

Altisource Asset Management Corporation

By: /s/ George G. Ellison
George G. Ellison, Chief Executive Officer

Witness: /s/ Stephen H. Gray

Tenant Information:

Name of Primary Contact: Stephen H. Gray

Email Address(es): Stephen.Gray@AltisourceAMC.com

Office Phone: (340) 713-7727     Mobile Phone: (917) 544-7031

Mailing Address: 402 Strand Street, Frederiksted, USVI 00840 *

Physical Address: 402 Strand Street, Frederiksted, USVI 00840 *

* The mailing address and physical address of Tenant will change to the Temporary Space (as defined herein) when Tenant occupies the Temporary Space shortly after the Effective Date of this Lease. The mailing address and physical address will change to the Premises

Commercial Lease
SCFC and AAMC

(as defined herein) when Tenant occupies the Premises shortly after the Date of Completion/Possession (as defined herein).